Exhibit 99.2

NYSE: IRT

WWW.IRTLIVING.COM

Q2 2018 Earnings Release &

Supplemental Information

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	10

Balance Sheets	11

Statements of Operations, FFO & CORE FFO
Trailing 5 Quarters	12
Three and Six Months Ended June 30, 2018 and 2017	13

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing 5 Quarters	14
Three and Six Months Ended June 30, 2018 and 2017	14

Same-Store Portfolio Net Operating Income
Trailing 5 Quarters	15
Three and Six Months Ended June 30, 2018 and 2017	16

Net Operating Income Bridge	17

Capital Recycling Activity	18

Value Add Summary	19

Property Summary	20

NOI Exposure by Market	21

Debt Summary	22

Definitions	23

Independence Realty Trust

June 30, 2018

Company Information:

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that owns and operates 58 multifamily apartment properties, totaling 15,860 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Corporate Headquarters	Two Liberty Place
50 S. 16th Street, Suite 3575
Philadelphia, Pa 19102
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Tarola
212-277-4322
IRT@edelman.com

 Forward-Looking Statements

This supplemental information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2018 EPS and CFFO guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Second Quarter 2018 Financial Results and Reiterates Its Full Year Guidance Targets

Company Commences Capital Recycling Initiative

PHILADELPHIA – (BUSINESS WIRE) – August 2, 2018 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its second quarter 2018 financial results.

Second Quarter Highlights

•

Completed the roll out of the value add program at all five Phase 1 communities and started the rollout for Phase 2 communities. During Q2, we completed renovations in 464 units, achieving a weighted average return on investment of 20.7%. (See “Value Add Update and Same Store NOI Guidance Impact” section below for additional information.)

•

Net income allocable to common shares of $3.5 million for the quarter ended June 30, 2018 as compared to $18.7 million for the quarter ended June 30, 2017.  Earnings per diluted share of $0.04 for the quarter ended June 30, 2018 as compared to $0.27 for the quarter ended June 30, 2017.

•

Core Funds from Operations (“CFFO”) of $16.4 million for the quarter ended June 30, 2018 as compared to $13.4 million for the quarter ended June 30, 2017. CFFO per share was $0.19 for the second quarter.

•	Adjusted EBITDA of $23.7 million for the quarter ended June 30, 2018 as compared to $19.5 million for the quarter ended June 30, 2017.

•	Reconfirming full year guidance targets for 2018, including same store property Net Operating Income (“NOI”) growth of 3.0% to 4.0%.

•	Commenced a capital recycling initiative with planned sales of five communities and announced the acquisition of two communities in Tampa, FL and Columbus, OH for a total of $64.2 million.

Included later in this press release are definitions of CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary:

“We are extremely pleased with the initial results of our value add program, which is on track to achieve our targeted returns and the incremental $9.0 million of annual NOI,” said Scott Schaeffer, IRT’s Chairman and CEO. “While our second quarter performance was in-line with our expectations, the quarter reflects a short-term drag on occupancy and same store NOI growth compared to historical quarters, due to the additional time needed for unit renovations. We are confident in the progress made to date and believe we are well-positioned to achieve 3% to 4% same store NOI growth for 2018. Management is laser-focused on the long-term benefit of these value add initiatives that increase the quality of the community in the marketplace, accelerate long-term NOI growth, and ultimately optimize the community’s valuation.”

Schaeffer continued, “We have also commenced a capital recycling initiative that will enable us to refresh our portfolio and support our long-term operating and balance sheet objectives. We have identified and commenced the sales process on five communities as we accelerate our efforts to exit markets that lack scale. We intend to reinvest proceeds from these sales into expanding IRT’s portfolio in our targeted markets where we can enhance operating efficiencies. The aggregate value of the contemplated sales is projected to be in a range of $170 and $190 million. IRT will use those proceeds to acquire approximately $160 to $180 million of new properties, inclusive of our $64 million of recently announced acquisitions in Tampa and Columbus. We’re excited about the future at IRT as we execute on our capital recycling and value add initiatives, including the untapped inventory of properties where future value add opportunities may exist. Together these initiatives will grow our earnings and enable us to fully cover our dividend later this year.”

Same Store Property Operating Results

	Second Quarter 2018 Compared to Second Quarter 2017(1)	Six Months Ended 6/30/18 Compared to Six Months Ended 6/30/17(1)
Rental income	1.3% increase	1.7% increase
Total revenues	1.8% increase	2.1% increase
Property level operating expenses	1.9% increase	1.9% increase
Net operating income (“NOI”)	1.7% increase	2.3% increase
Portfolio average occupancy	30 bps decrease to 94.8%	10 bps increase to 94.6%
Portfolio average rental rate	1.9% increase to $1,025	1.8% increase to $1,022
NOI Margin	10 bps decrease to 59.9%	10 bps increase to 59.8%

(1)	Same store portfolio for the three and six months ended June 30, 2018 includes 37 properties, which represent 10,329 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude four communities that are part of our Value Add program for the three and six months ended June 30, 2018. These four properties started Value Add initiatives in early 2018 and have experienced short-term disruption in occupancy and NOI growth.

	Second Quarter 2018 Compared to Second Quarter 2017, Excluding Value Add (1)	Six Months Ended 6/30/18 Compared to Six Months Ended 6/30/17, Excluding Value Add (1)
Rental income	1.7% increase	1.9% increase
Total revenues	2.3% increase	2.4% increase
Property level operating expenses	2.1% increase	2.8% increase
Net operating income (“NOI”)	2.3% increase	2.1% increase
Portfolio average occupancy	30 bps increase to 95.7%	60 bps increase to 95.3%
Portfolio average rental rate	1.4% increase to $1,026	1.4% increase to $1,022
NOI Margin	No change – 59.6%	20 bps decrease to 59.5%

(1)	Same store portfolio, excluding value add includes 33 properties, which represent 8,819 units for the three and six months ended June 30, 2018.

Capital Recycling Initiative

During the second quarter, IRT commenced a capital recycling initiative aimed to dispose of assets in markets that lack scale, in order to invest in attractive non-gateway markets where scale has been, or can be, achieved. The following five properties have been identified as held for sale in conjunction with this capital recycling initiative:

Property	Market	Units
Reserve at Eagle Ridge	Chicago, IL	370
Carrington Park	Little Rock, AR	202
Arbors at the Reservoir	Jackson, MS	170
Stonebridge at the Ranch	Little Rock, AR	260
The Aventine Greenville	Greenville, SC	346

As part of this capital recycling initiative, we identified two acquisitions in our target markets and completed those acquisitions in July 2018.

•	On July 11, 2018, IRT acquired a 348-unit community in Tampa, FL for $43.0 million. As of July 6, 2018, the community was 94.5% occupied with average rent per unit of $970.

•	On July 26, 2018, IRT acquired a 232-unit community in Columbus, OH for $21.2 million. As of July 25, 2018, the community was 97.0% occupied with average rent per unit of $850.

IRT closed these acquisitions using proceeds from its line of credit in advance of completing sales associated with our capital recycling initiative.

At-the-Market Offering

During the second quarter, IRT issued 61,656 shares of common stock under our at-the-market sales program at a weighted average per share price of $10.29, yielding net proceeds of approximately $0.6 million.

Capital Expenditures

For the three months ended June 30, 2018, recurring capital expenditures for the total portfolio were $2.0 million, or $133 per unit. For the six months ended June 30, 2018, recurring capital expenditures for the total portfolio were $3.1 million, or $213 per unit.

2018 EPS and CFFO Guidance

Following IRT’s performance for the first six months of 2018, the expected impact of the value add program, and the introduction of the capital recycling initiative, the Company is reiterating its 2018 full year CFFO and same store NOI guidance. EPS per diluted share is projected to be in a range of $0.48 to $0.75. CFFO per diluted share, a non-GAAP financial measure, is projected to be in the range of $0.74 to $0.79. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, is included below. Also included below are the primary assumptions underlying these estimates. See the statements and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2018 Full Year EPS and CFFO Guidance (1)	Low	High
Net income allocable to common shares	$0.48	$0.75
Earnings per share	$0.48	$0.75

2018 EPS and CFFO Guidance
Net income allocable to common shares	$0.48	$0.75
Adjustments:
Depreciation and amortization	0.48	0.48
Gains (2)	(0.27)	(0.49)
Share base compensation	0.03	0.03
Amortization of deferred financing fees	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.79

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2018 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the following key assumptions for our 2018 performance.

(2)	Assumes all held for sale properties are sold during 2018.

Same Store Communities	2018 Outlook
Number of properties/units	37 properties /10,329 units
Property revenue growth	3.0% to 4.0%
Controllable property operating expense growth	1.6% to 2.0%
Real estate tax and insurance expense increase	4.6% to 5.6%
Total real estate operating expense growth	2.5% to 3.5%
Property NOI growth	3.0% to 4.0%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$8.0 to $9.0 million

Transaction/Investment Volume
Acquisition volume	$160 to $180 million
Disposition volume	$170 to $190 million

Capital Expenditures
Recurring	$7.8 to $8.8 million
Value add & non-recurring	$32 to $40 million

Value Add Update and Same Store NOI Guidance Impact

Value add initiatives, comprised of renovations and upgrades at selected communities to drive increased rental rates, remain a core component of the IRT’s growth strategy for 2018 and beyond. We currently have plans to execute on two phases of value add projects covering 4,317 units across 14 communities. Seven of these 14 communities are part of the same store portfolio.  These value add initiatives have an estimated total investment of approximately $50.0 million and are expected to unlock an additional $8.0 to $9.0 million in NOI by the end of 2019.

During the second quarter of 2018, IRT continued its value add program, with redevelopment completed or underway in 3,258 units across ten communities. The value add projects at these communities are expected to be completed throughout 2018 and 2019 and have provided a 20.7% return on investment to date, based on the $186 per unit per month rent premium that has been generated. See the “Value Add Summary” within our Supplemental Information for additional detail. As a result of the value add program, IRT expects the seven value add communities within the same store portfolio to deliver outsized NOI growth in the fourth quarter, supporting the full year same store NOI growth range guidance of 3% to 4%.  Expectations for NOI growth by quarter for the remainder of 2018 are as follows:

	1st Half of 2018 Actual	Q3 2018 Guidance	Q4 2018 Guidance	Full Year 2018 Guidance
Same Store NOI Growth	2.3%	1.5% to 2.0%	5.5% to 6.5%	3.0% to 4.0%

Distributions

On June 13, 2018, IRT’s Board of Directors declared a quarterly cash dividend, for the second quarter of 2018, of $0.18 per share of IRT common stock, payable on July 20, 2018 to stockholders of record on July 6, 2018.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, Adjusted EBITDA and NOI.  Included at the end of this release is a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Thursday, August 2, 2018 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 3798819. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, August 9, 2018 by dialing 1.855.859.2056, access code 3798819.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that owns and operates 58 multifamily apartment properties, totaling 15,860 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2018 EPS and CFFO guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except share and per share data

	For the Three Months Ended
	June 30, 2018			March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$3,509			$3,412		$6,293		$1,097		$18,739
Earnings (loss) per share -- diluted	$0.04			$0.04		$0.08		$0.02		$0.27
Total property revenue	$46,734			$45,616		$42,307		$39,864		$39,431
Total property operating expenses	$18,703			$18,418		$16,610		$16,196		$15,918
Net operating income	$28,031			$27,198		$25,697		$23,668		$23,513
NOI margin	60.0%			59.6%		60.7%		59.4%		59.6%
Adjusted EBITDA	$23,722			$23,012		$21,743		$20,220		$19,493
FFO per share	$0.17			$0.17		$0.14		$0.13		$0.12
CORE FFO per share	$0.19			$0.18		$0.18		$0.19		$0.19
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	94.7%			100.0%		100.0%		94.7%		94.7%
Portfolio Data:
Total gross assets	$1,706,465			$1,689,689		$1,551,238		$1,497,546		$1,400,864
Total number of properties	56			56		52		50		46
Total units	15,280			15,280		14,017		13,729		12,812
Period end occupancy	93.8%			93.5%		94.0%		94.8%		94.5%
Total portfolio average occupancy	94.1%			93.7%		94.1%		94.7%		94.9%
Total portfolio average effective monthly rent, per unit	$1,009			$1,004		$1,003		$1,002		$1,008
Same store period end occupancy (a)	94.3%			94.2%		95.1%		95.0%		94.7%
Same store portfolio average occupancy (a)	94.8%			94.5%		94.8%		94.9%		95.1%
Same store portfolio average effective monthly rent, per unit (a)	$1,025			$1,018		$1,015		$1,015		$1,006
Capitalization:
Total debt	$911,772			$903,286		$778,442		$731,625		$764,521
Common share price, period end	$10.31			$9.18		$10.09		$10.17		$9.87
Market equity capitalization	$906,696			$806,671		$885,094		$880,257		$712,413
Total market capitalization	$1,818,468			$1,709,957		$1,663,536		$1,611,882		$1,476,934
Total debt/total gross assets	53.4%			53.5%		50.2%		48.9%		54.6%
Net debt to adjusted EBITDA	9.5	x	(b)	9.7	x	8.8	x	8.9	x	9.7	x
Interest coverage	2.8	x		2.8	x	3.0	x	2.9	x	2.7	x
Common shares and OP Units:
Shares outstanding	87,044,121			86,973,397		84,708,551		83,518,603		69,143,955
OP units outstanding	899,215			899,215		3,011,351		3,035,654		3,035,654
Common shares and OP units outstanding	87,943,336			87,872,612		87,719,902		86,554,257		72,179,609
Weighted average common shares and units	87,543,931			87,466,518		86,646,371		75,009,859		71,703,735

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.
(b)	Net debt to adjusted EBITDA would be 9.4x if adjusted for the full quarter effect of current value add initiatives.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Assets
Investments in real estate at cost	$1,496,591	$1,638,544	$1,504,156	$1,427,057	$1,340,573
Less: accumulated depreciation	(91,426)	(94,001)	(84,097)	(75,084)	(66,853)
Investments in real estate, net	1,405,165	1,544,543	1,420,059	1,351,973	1,273,720
Real estate held for sale	141,132	—	—	22,031	21,964
Cash and cash equivalents	10,896	10,399	9,985	10,128	6,271
Restricted cash	7,051	5,645	4,634	6,665	5,690
Accounts receivable and other assets	6,712	5,318	7,556	9,416	5,114
Derivative assets	11,755	10,525	7,291	3,581	3,619
Intangible assets, net	406	1,449	1,099	1,418	799
Total assets	$1,583,117	$1,577,879	$1,450,624	$1,405,212	$1,317,177
Liabilities and Equity
Total indebtedness	$911,772	$903,286	$778,442	$731,625	$764,521
Accounts payable and accrued expenses	24,173	17,896	17,216	23,236	16,940
Accrued interest payable	423	373	249	134	176
Dividends payable	15,922	15,754	5,245	5,176	4,313
Other liabilities	3,520	3,580	3,353	3,063	2,906
Total liabilities	955,810	940,889	804,505	763,234	788,856
Equity
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	870	868	846	835	691
Additional paid in capital	719,656	718,260	703,849	691,550	565,372
Accumulated other comprehensive income (loss)	9,103	7,890	4,626	3,466	3,468
Retained earnings (deficit)	(109,762)	(97,581)	(85,221)	(76,419)	(64,260)
Total shareholders' equity	619,867	629,437	624,100	619,432	505,271
Noncontrolling Interests	7,440	7,553	22,019	22,546	23,050
Total equity	627,307	636,990	646,119	641,978	528,321
Total liabilities and equity	$1,583,117	$1,577,879	$1,450,624	$1,405,212	$1,317,177

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING 5 QUARTERS

Dollars in thousands, except per share data

	For the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Revenue:
Rental income	$41,675	$40,858	$38,029	$35,531	$35,176
Reimbursement and other property income	5,059	4,758	4,278	4,333	4,255
Total property revenue	46,734	45,616	42,307	39,864	39,431
Property management and other income	155	139	140	202	130
Total revenue	46,889	45,755	42,447	40,066	39,561
Expenses:
Real estate operating expenses	18,703	18,418	16,610	16,196	15,918
Property management expenses	1,592	1,683	1,696	1,328	1,444
General and administrative expenses	2,872	2,734	2,398	2,322	2,706
Acquisition and integration expenses	—	—	386	569	265
Depreciation and amortization expense	11,583	11,224	9,912	8,671	8,011
Total expenses	34,750	34,059	31,002	29,086	28,344
Operating Income (loss)	12,139	11,696	11,445	10,980	11,217
Interest expense	(8,594)	(8,340)	(7,129)	(6,963)	(7,162)
Other income (expense)	—	144	94	12	(12)
Net gains (losses) on sale of assets	—	—	2,952	(92)	16,050
Gains (losses) on extinguishment of debt	—	—	—	—	(572)
Acquisition related debt extinguishment expenses	—	—	(843)	(2,781)	—
Net income (loss)	3,545	3,500	6,519	1,156	19,521
(Income) loss allocated to noncontrolling interests	(36)	(88)	(226)	(59)	(782)
Net income (loss) available to common shares	$3,509	$3,412	$6,293	$1,097	$18,739
EPS - basic	$0.04	$0.04	$0.08	$0.02	$0.27
Weighted-average shares outstanding - Basic	86,644,716	85,303,010	83,612,566	71,972,394	68,832,855
EPS - diluted	$0.04	$0.04	$0.08	$0.02	$0.27
Weighted-average shares outstanding - Diluted	86,908,978	85,535,089	83,849,367	72,144,544	68,943,869
Funds From Operations (FFO):
Net Income (loss)	$3,545	$3,500	$6,519	$1,156	$19,521
Add-Back (Deduct):
Real estate depreciation and amortization	11,550	11,201	9,868	8,645	7,987
Net (gains) losses on sale of assets excluding defeasance costs	—	—	(4,455)	92	(18,798)
FFO	$15,095	$14,701	$11,932	$9,893	$8,710
FFO per share	0.17	0.17	0.14	0.13	0.12
CORE Funds From Operations (CFFO):
FFO	$15,095	$14,701	$11,932	$9,893	$8,710
Add-Back (Deduct):
Stock compensation expense	933	470	420	422	738
Amortization of deferred financing costs	325	444	309	282	359
Acquisition and integration expenses	—	—	386	569	265
Other depreciation and amortization	33	23	44	26	24
Other expense (income)	—	(52)	(94)	(12)	12
(Gains) losses on extinguishment of debt	—	—	—	—	572
Defeasance costs included in net gains (losses) on sale of assets	—	—	1,503	—	2,748
Acquisition related debt extinguishment expenses	—	—	843	2,781	—
CFFO	$16,386	$15,586	$15,343	$13,961	$13,428
CFFO per share	0.19	0.18	0.18	0.19	0.19
Weighted-average shares and units outstanding	87,543,931	87,466,518	86,646,371	75,009,859	71,703,735

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND SIX MONTHS ENDED JUNE 30, 2018 and 2017

Dollars in thousands, except per share data

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Rental income	$41,675	$35,176	$82,533	$69,913
Reimbursement and other property income	5,059	4,255	9,817	8,413
Total property revenue	46,734	39,431	92,350	78,326
Property management and other income	155	130	294	377
Total revenue	46,889	39,561	92,644	78,703
Expenses:
Real estate operating expenses	18,703	15,918	37,121	31,910
Property management expenses	1,592	1,444	3,275	2,982
General and administrative expenses	2,872	2,706	5,606	4,806
Acquisition and integration expenses	—	265	—	387
Depreciation and amortization expense	11,583	8,011	22,807	15,618
Total expenses	34,750	28,344	68,809	55,703
Operating Income (loss)	12,139	11,217	23,835	23,000
Interest expense	(8,594)	(7,162)	(16,934)	(14,610)
Other income (expense)	—	(12)	144	(17)
Net gains (losses) on sale of assets	—	16,050	—	15,965
Gains (losses) on extinguishment of debt	—	(572)	—	(572)
Net income (loss)	3,545	19,521	7,045	23,766
(Income) loss allocated to noncontrolling interests	(36)	(782)	(124)	(950)
Net income (loss) available to common shares	$3,509	$18,739	$6,921	$22,816
EPS - basic	$0.04	$0.27	$0.08	$0.33
Weighted-average shares outstanding - Basic	86,644,716	68,832,855	85,978,431	68,810,131
EPS - diluted	$0.04	$0.27	$0.08	$0.33
Weighted-average shares outstanding - Diluted	86,908,978	68,943,869	86,208,502	69,007,862

Funds From Operations (FFO):
Net Income (loss)	$3,545	$19,521	$7,045	$23,766
Adjustments:
Real estate depreciation and amortization	11,550	7,987	22,751	15,582
Net (gains) losses on sale of assets excluding defeasance costs	—	(18,798)	—	(18,713)
Funds From Operations	$15,095	$8,710	$29,796	$20,635
FFO per share	$0.17	$0.12	$0.34	$0.29
Core Funds From Operations (CFFO):
Funds From Operations	$15,095	$8,710	$29,796	$20,635
Adjustments:
Stock compensation expense	933	738	1,403	1,126
Amortization of deferred financing costs	325	359	769	878
Acquisition and integration expenses	—	265	—	387
Other depreciation and amortization	33	24	56	36
Other expense (income)	—	12	(52)	12
(Gains) losses on extinguishment of debt	—	572	—	572
Defeasance costs included in net gains (losses) on sale of assets	—	2,748	—	2,748
Core Funds From Operations	$16,386	$13,428	$31,972	$26,394
CFFO per share	$0.19	$0.19	$0.37	$0.37
Weighted-average shares and units outstanding	87,543,931	71,703,735	87,506,300	71,680,542

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
Net income (loss)	$3,545		$3,500		$6,519		$1,156		$19,521
Add-Back (Deduct):
Depreciation and amortization	11,583		11,224		9,912		8,671		8,011
Interest expense	8,594		8,340		7,129		6,963		7,162
Other (income) expense	—		(52)		(94)		(12)		12
Acquisition and integration expenses	—		—		386		569		265
Net (gains) losses on sale of assets	—		—		(2,952)		92		(16,050)
(Gains) losses on extinguishment of debt	—		—		—		—		572
Acquisition related debt extinguishment expenses	—		—		843		2,781		—
Adjusted EBITDA	$23,722		$23,012		$21,743		$20,220		$19,493

INTEREST COST:
Interest expense	$8,594		$8,340		$7,129		$6,963		$7,162

INTEREST COVERAGE:	2.8	x	2.8	x	3.0	x	2.9	x	2.7	x

	Three Months Ended June 30,				Six Months Ended June 30,
ADJUSTED EBITDA:	2018		2017		2018		2017
Net income (loss)	$3,545		$19,521		$7,045		$23,766
Add-Back (Deduct):
Depreciation and amortization	11,583		8,011		22,807		15,618
Interest expense	8,594		7,162		16,934		14,610
Other (income) expense	—		—		(52)		17
Acquisition and integration expenses	—		265		—		387
Net (gains) losses on sale of assets	—		(16,050)		—		(15,965)
(Gains) losses on extinguishment of debt	—		572		—		572
Adjusted EBITDA	$23,722		$19,493		$46,734		$39,005

INTEREST COST:
Interest expense	$8,594		$7,162		$16,934		$14,610

INTEREST COVERAGE:	2.8	x	2.7	x	2.8	x	2.7	x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING 5 QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Revenue:
Rental income	$28,860	$28,527	$28,612	$28,682	$28,478
Reimbursement and other property income	3,621	3,503	3,326	3,468	3,434
Total revenue	32,481	32,030	31,938	32,150	31,912
Operating Expenses:
Real estate taxes	3,990	4,039	3,864	3,836	3,928
Property insurance	646	713	678	660	689
Personnel expenses	3,198	3,064	3,008	3,157	3,085
Utilities	1,964	2,107	1,995	2,121	1,907
Repairs and maintenance	1,274	889	936	1,383	1,195
Contract services	1,068	997	964	996	994
Advertising expenses	370	381	413	356	347
Casualty expense (income)	—	34	55	11	(2)
Other expenses	506	683	729	588	633
Total operating expenses	13,016	12,907	12,642	13,108	12,776
Same-store net operating income (a)	$19,465	$19,123	$19,296	$19,042	$19,136
Same-store NOI margin	59.9%	59.7%	60.4%	59.2%	60.0%
Average occupancy	94.8%	94.5%	94.8%	94.9%	95.1%
Average effective monthly rent, per unit	$1,025	$1,018	$1,015	$1,015	$1,006
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$19,465	$19,123	$19,296	$19,042	$19,136
Non same-store net operating income	8,566	8,075	6,401	4,626	4,377
Property management income	155	139	140	202	130
Property management expenses	(1,592)	(1,683)	(1,696)	(1,328)	(1,444)
General and administrative expenses	(2,872)	(2,734)	(2,398)	(2,322)	(2,706)
Acquisition and integration expenses	—	—	(386)	(569)	(265)
Depreciation and amortization expense	(11,583)	(11,224)	(9,912)	(8,671)	(8,011)
Interest expense	(8,594)	(8,340)	(7,129)	(6,963)	(7,162)
Other income (expense)	—	144	94	12	(12)
Net gains (losses) on sale of assets	—	—	2,952	(92)	16,050
Gains (losses) on extinguishment of debt	—	—	—	—	(572)
Acquisition related debt extinguishment expenses	—	—	(843)	(2,781)	—
Net income (loss)	$3,545	$3,500	$6,519	$1,156	$19,521

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE AND SIX MONTHS ENDED JUNE 30, 2018 and 2017

Dollars in thousands, except per unit data

	Three-Months Ended June 30			Six-Months Ended June 30
	2018	2017	% change	2018	2017	% change
Revenue:
Rental income	$28,860	$28,478	1.3%	$57,387	$56,411	1.7%
Reimbursement and other property income	3,621	3,434	5.4%	7,124	6,760	5.4%
Total revenue	32,481	31,912	1.8%	64,511	63,171	2.1%
Operating Expenses:
Real estate taxes	3,990	3,928	1.6%	8,029	7,756	3.5%
Property insurance	646	689	-6.2%	1,359	1,414	-3.9%
Personnel expenses	3,198	3,085	3.7%	6,262	6,117	2.4%
Utilities	1,964	1,907	3.0%	4,071	3,899	4.4%
Repairs and maintenance	1,274	1,195	6.6%	2,163	2,287	-5.4%
Contract services	1,068	994	7.4%	2,065	1,930	7.0%
Advertising expenses	370	347	6.6%	751	689	9.0%
Casualty expense (income)	—	(2)	nm	34	(3)	nm
Other expenses	506	633	-20.1%	1,189	1,359	-12.5%
Total operating expenses	13,016	12,776	1.9%	25,923	25,448	1.9%
Same-store net operating income (a)	$19,465	$19,136	1.7%	$38,588	$37,723	2.3%
Same-store NOI margin	59.9%	60.0%	-0.1%	59.8%	59.7%	0.1%
Average occupancy	94.8%	95.1%	-0.3%	94.6%	94.5%	0.1%
Average effective monthly rent, per unit	$1,025	$1,006	1.9%	$1,022	$1,003	1.8%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$19,465	$19,136		$38,588	$37,723
Non same-store net operating income	8,566	4,377		16,641	8,693
Property management income	155	130		294	377
Property management expenses	(1,592)	(1,444)		(3,275)	(2,982)
General and administrative expenses	(2,872)	(2,706)		(5,606)	(4,806)
Acquisition and integration expenses	—	(265)		—	(387)
Depreciation and amortization expense	(11,583)	(8,011)		(22,807)	(15,618)
Interest expense	(8,594)	(7,162)		(16,934)	(14,610)
Other income (expense)	—	(12)		144	(17)
Net gains (losses) on sale of assets	—	16,050		—	15,965
Gains (losses) on extinguishment of debt	—	(572)		—	(572)
Net income (loss)	$3,545	$19,521		$7,045	$23,766

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING 5 QUARTERS

Dollars in thousands

	For the Three-Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Property revenue
Same store (a)	$32,481	$32,030	$31,938	$32,150	$31,912
Non same-store	14,253	13,586	10,369	7,714	7,519
Total property revenue	46,734	45,616	42,307	39,864	39,431
Property expenses
Same store (a)	13,016	12,907	12,642	13,108	12,776
Non same-store	5,687	5,511	3,968	3,088	3,142
Total property expenses	18,703	18,418	16,610	16,196	15,918
Net operating income
Same-store (a)	19,465	19,123	19,296	19,042	19,136
Non same-store	8,566	8,075	6,401	4,626	4,377
Total property net operating income	$28,031	$27,198	$25,697	$23,668	$23,513
Reconciliation of NOI to net income (loss)
Total property net operating income	$28,031	$27,198	$25,697	$23,668	$23,513
Property management and other income	155	139	140	202	130
Property management expenses	(1,592)	(1,683)	(1,696)	(1,328)	(1,444)
General and administrative expenses	(2,872)	(2,734)	(2,398)	(2,322)	(2,706)
Acquisition and integration expenses	—	—	(386)	(569)	(265)
Depreciation and amortization expense	(11,583)	(11,224)	(9,912)	(8,671)	(8,011)
Interest expense	(8,594)	(8,340)	(7,129)	(6,963)	(7,162)
Other income (expense)	—	144	94	12	(12)
Net gains (losses) on sale of assets	—	—	2,952	(92)	16,050
Gains (losses) on extinguishment on debt	—	—	—	—	(572)
Acquisition related debt extinguishment expenses	—	—	(843)	(2,781)	—
Net income (loss)	$3,545	$3,500	$6,519	$1,156	$19,521

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

ACQUISITION ACTIVITY

Dollars in thousands with respect to Contract Price and Price per Unit

Acquisitions

Acquisitions Year to Date 2018	Location	Units	Acquisition Date	Contract Price	Price per Unit	Average Rent Per Unit
Creekside Corners	Atlanta, GA	444	January 3, 2018	$43,901	$99	$963
Hartshire Lakes	Indianapolis, IN	272	January 3, 2018	27,597	101	942
The Chelsea	Columbus, OH	312	January 4, 2018	36,750	118	1,081
Avalon Oaks	Columbus, OH	235	February 27, 2018	23,000	98	902
Total		1,263		$131,248	$104	$976

Acquisitions Subsequent to June 30, 2018	Location	Units	Acquisition Date	Contract Price	Price per Unit	Average Rent Per Unit
Bridgeview Apartments	Tampa, FL	348	July 11, 2018	$43,000	$124	$970
Collier Park	Columbus, OH	232	July 26, 2018	21,200	91	850
Total		580		$64,200	$111	$922

Total Acquisitions		1,843		$195,448	$106	$959

VALUE ADD SUMMARY

YEAR TO DATE AS OF JUNE 30, 2018

							Renovation Costs per Unit (a)
Property	Market	Total Units	Units Complete	Units Leased	Rent Premium (c)	% Rent Increase	Interior	Exterior	Total	ROI (b)

Phase 1
Jamestown (e)	Louisville, KY	356	88	94	$282	35.5%	$13,482	$1,973	$15,455	21.9%
The Village at Auburn	Raleigh-Durham, NC	328	128	97	$202	20.1%	$12,997	$457	13,455	18.1%
Pointe at Canyon Ridge (e)	Atlanta, GA	494	103	128	$194	20.9%	$7,901	$1,474	9,375	24.8%
Haverford	Lexington, KY	160	62	62	$99	12.4%	$4,765	$547	5,312	22.3%
Crestmont (e)	Atlanta, GA	228	40	39	$154	17.6%	$11,446	$4,141	15,586	11.9%
Total/Weighted Average		1,566	421	420	$198	22.4%	$10,193	$1,668	$11,861	20.0%

Phase 2
Oxmoor (e)	Louisville, KY	432	12	27	$152	16.9%	$10,203	$35	$10,238	17.8%
Brunswick Point	Wilmington, NC	288	16	26	$58	6.2%	$5,629	$34	5,663	12.3%
Schirm Farms	Columbus, OH	264	10	10	$127	15.1%	$6,065	$29	6,094	24.9%
Kensington Commons	Columbus, OH	264	2	1	$62	7.7%	$7,897	$3	7,900	9.5%
Creekside Corners	Atlanta, GA	444	3	1	$369	33.8%	$9,817	$1,020	10,837	40.8%
Arbors River Oaks (d) (e)	Memphis, TN	191	—	—	—	—	—	—	—	—
King's Landing (d) (e)	St. Louis, MO	152	—	—	—	—	—	—	—	—
Riverchase (d)	Indianapolis, IN	216	—	—	—	—	—	—	—	—
Stonebridge Crossing (d) (e)	Memphis, TN	500	—	—	—	—	—	—	—	—
Total/Weighted Average		2,751	43	65	$112	12.5%	$7,696	$287	$7,983	16.9%

Grand Total/Weighted Average		4,317	464	485	$186	21.1%	$9,858	$951	$10,809	20.7%

(a)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities.  Interior costs per unit are based on units leased.  Exterior costs per unit are based on total units at the community.

(b)	Calculated using the rent change per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(c)

The rent change per unit per month reflects the difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(d)	Renovations will commence in Q3 2018.
(e)	Property is included in our same store portfolio.

PROPERTY SUMMARY

				Investments in Real Estate
Property Name	Location	Acquisition Date	Year Built / Renovated (a)	Gross Cost	Accumulated Depreciation	Net Book Value	Units (b)	Period End Occupancy (c)		Average Occupancy (d)		Effective Rent (e)

Same Store Properties:
Crestmont	Marietta, GA	4/29/2011	2010 (f)	19,128	(4,094)	15,034	228	84.2%	(f)	88.9%	(f)	986
Runaway Bay	Indianapolis, IN	10/11/2012	2002	16,385	(2,239)	14,146	192	92.7%		93.8%		1,027
Windrush	Edmond, OK	2/28/2014	2011	9,693	(983)	8,710	160	93.1%		95.1%		772
Heritage Park	Oklahoma City, OK	2/28/2014	2011	18,070	(1,875)	16,195	453	94.5%		93.9%		650
Raindance	Oklahoma City, OK	2/28/2014	2011	14,967	(1,556)	13,411	504	94.8%		94.8%		553
Augusta	Oklahoma City, OK	2/28/2014	2011	11,958	(1,326)	10,632	197	95.4%		95.8%		720
Invitational	Oklahoma City, OK	2/28/2014	2011	19,801	(2,199)	17,602	344	97.1%		95.4%		671
King's Landing	Creve Coeur, MO	3/31/2014	2005	33,150	(3,347)	29,803	152	98.0%		96.6%		1,399
Walnut Hill	Cordova, TN	8/28/2014	2001	28,557	(2,809)	25,748	362	94.5%		95.4%		988
Lenoxplace	Raleigh, NC	9/5/2014	2012	24,763	(2,206)	22,557	268	96.6%		95.7%		945
Stonebridge Crossing	Cordova, TN	9/15/2014	1994	30,891	(2,944)	27,947	500	96.4%		96.5%		850
Bennington Pond	Groveport, OH	11/24/2014	2000	18,176	(1,644)	16,532	240	94.2%		95.5%		903
Prospect Park	Louisville, KY	12/8/2014	1990	14,395	(1,083)	13,312	138	89.9%		90.3%		953
Brookside	Louisville, KY	12/8/2014	1987	21,157	(1,635)	19,522	224	95.5%		96.3%		875
Jamestown	Louisville, KY	12/8/2014	1970 (f)	40,080	(3,057)	37,023	356	81.5%	(f)	83.3%	(f)	1,063
Oxmoor	Louisville, KY	12/8/2014	1999-2000	56,097	(4,562)	51,535	432	89.1%	(f)	92.7%	(f)	1,005
Meadows	Louisville, KY	12/8/2014	1988	38,420	(3,008)	35,412	400	95.3%		94.9%		843
Iron Rock Ranch	Austin, TX	12/30/2014	2001-2002	35,755	(2,830)	32,925	300	96.0%		96.7%		1,279
Bayview Club	Indianapolis, IN	5/1/2015	2004	26,151	(2,003)	24,148	236	93.6%		95.4%		1,000
Arbors River Oaks	Memphis, TN	9/17/2015	2010	22,125	(1,550)	20,575	191	95.8%		97.3%		1,225
Aston	Wake Forest, NC	9/17/2015	2013	38,078	(2,424)	35,654	288	94.1%		94.4%		1,094
Avenues at Craig Ranch	McKinneuy, TX	9/17/2015	2013	47,921	(2,966)	44,955	334	95.2%		96.5%		1,284
Bridge Pointe	Huntsville, AL	9/17/2015	2002	16,272	(1,072)	15,200	178	98.9%		98.6%		872
Creekstone at RTP	Durham, NC	9/17/2015	2013	38,421	(2,323)	36,098	256	97.3%		95.9%		1,194
Fountains Southend	Charlotte, NC	9/17/2015	2013	41,921	(2,598)	39,323	208	97.1%		93.8%		1,432
Fox Trails	Plano, TX	9/17/2015	1981	28,643	(1,702)	26,941	286	96.5%		96.2%		1,107
Lakeshore on the Hill	Chattanooga, TN	9/17/2015	2015	11,729	(794)	10,935	123	97.6%		95.9%		975
Millenia 700	Orlando, FL	9/17/2015	2012	47,807	(2,967)	44,840	297	96.6%		95.2%		1,422
Miller Creek at German Town	Memphis, TN	9/17/2015	2013	57,105	(3,742)	53,363	330	97.6%		98.1%		1,225
Pointe at Canyon Ridge	Atlanta, GA	9/17/2015	2007 (f)	51,862	(3,024)	48,838	494	89.3%	(f)	91.0%	(f)	1,026
St James at Goose Creek	Goose Creek, SC	9/17/2015	2009	31,976	(2,050)	29,926	244	94.3%		94.7%		1,141
Talison Row at Daniel Island	Daniel Island, SC	9/17/2015	2013	47,293	(2,943)	44,350	274	94.2%		95.0%		1,446
Trails at Signal Mountain	Chattanooga, TN	9/17/2015	2015	14,722	(1,004)	13,718	172	94.2%		96.6%		944
Vue at Knoll Trail	Dallas, TX	9/17/2015	2015	9,387	(472)	8,915	114	98.3%		97.2%		935
Waterstone at Brier Creek	Raleigh, NC	9/17/2015	2014	39,091	(2,439)	36,652	232	94.8%		96.5%		1,275
Waterstone Big Creek	Alpharetta, GA	9/17/2015	2014	69,816	(4,313)	65,503	370	96.0%		97.1%		1,401
Westmont Commons	Asheville, NC	9/17/2015	2003, 2008	28,393	(1,845)	26,548	252	98.0%		96.6%		1,080
TOTAL Same Store				$1,120,156	$(85,628)	$1,034,528	10,329	94.3%		94.8%		$1,025

Non-Same Store Properties:
Reserve at Eagle Ridge (h)	Waukegan, IL	1/31/2014	2008	29,619	(2,862)	26,757	370	91.6%		93.7%		1,020
Carrington Park (h)	Little Rock, AR	5/7/2014	1999	22,757	(2,445)	20,312	202	96.0%		94.3%		1,036
Arbors at the Reservoir (h)	Ridgeland, MS	6/4/2014	2000	21,404	(2,083)	19,321	170	96.5%		94.2%		1,124
Stonebridge at the Ranch (h)	Little Rock, AR	12/16/2014	2005	32,103	(2,625)	29,478	260	96.2%		94.1%		928
The Aventine Greenville (h)	Greenville, SC	9/17/2015	2013	48,320	(3,056)	45,264	346	95.1%		95.2%		1,079
Lakes of Northdale	Tampa, FL	2/27/2017	2016	29,959	(901)	29,058	216	92.1%		92.8%		1,228
Haverford Place	Lexington, KY	5/24/2017	2001 (f)	14,779	(331)	14,448	160	95.6%	(f)	94.7%	(f)	928
The Village at Auburn	Durham, NC	6/30/2017	2002 (f)	44,619	(1,004)	43,615	328	75.9%	(f)	76.7%	(f)	1,037
Cherry Grove	North Myrtle Beach, SC	9/26/2017	2001	16,397	(308)	16,089	172	98.3%		98.4%		1,016
Kensington Commons	Canal Winchester, OH	9/26/2017	2004	24,416	(398)	24,018	264	94.7%	(f)	95.9%	(f)	897
Schirm Farms	Canal Winchester, OH	9/26/2017	2002	23,631	(372)	23,259	264	93.2%	(f)	94.5%	(f)	869
Riverchase	Indianapolis, IN	9/26/2017	2000	18,827	(328)	18,499	216	95.8%		94.5%		842
Live Oak Trace	Baton Rouge, LA	10/25/2017	2002	28,504	(459)	28,045	264	79.2%	(g)	72.0%	(g)	889
Tides at Calabash	Wilmington, NC	11/14/2017	2010	14,284	(182)	14,102	168	99.4%		96.9%		870
Brunswick Point	Wilmington, NC	12/12/2017	2005	30,579	(356)	30,223	288	92.7%	(f)	95.1%	(f)	851
Creekside Corners	Atlanta, GA	1/3/2018	2001	44,099	(400)	43,699	444	95.1%	(f)	94.0%	(f)	963
Hartshire Lakes	Indianapolis, IN	1/3/2018	2008	27,368	(254)	27,114	272	94.1%		97.1%		942
The Chelsea	Columbus, OH	1/4/2018	2013	36,451	(351)	36,100	312	94.6%		94.3%		1,081
Avalon Oaks	Columbus, OH	2/27/2018	1999	22,521	(153)	22,368	235	98.7%		98.2%		902
TOTAL Non-Same Store				$530,637	$(18,868)	$511,769	4,951	92.9%		92.6%		$975

TOTAL				$1,650,793	$(104,496)	$1,546,297	15,280	93.8%		94.1%		$1,009

(a)       All dates are for the later of (i) the year in which construction was completed or (ii) the year in which a significant renovation program was completed.

(b)	Units represent the total number of apartment units available for rent at June 30, 2018.
(c)	Physical occupancy for each of our properties is calculated as (i) total units rented as of June 30, 2018 divided by (ii) total units available as of June 30, 2018, expressed as a percentage.
(d)	Average occupancy represents the daily average occupied units for the three-month period ended June 30, 2018.
(e)	Average monthly effective rent, per unit, represents the average monthly rent for all occupied units for the three-month period ended June 30, 2018.
(f)	Properties are undergoing renovation.
(g)	Property was recently renovated and impacted units are in the process of being leased up.
(h)	Properties are classified as held for sale.

NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended June 30, 2018
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income	% of NOI
Atlanta, GA	4	1,536	$184,905	91.8%	$1,092	$3,213	11.5%
Louisville, KY	6	1,710	184,928	90.5%	951	2,822	10.1%
Raleigh - Durham, NC	5	1,372	184,972	91.0%	1,101	2,714	9.7%
Memphis, TN	4	1,383	138,678	96.1%	1,027	2,594	9.3%
Columbus, OH	5	1,315	125,195	95.0%	937	2,154	7.7%
Oklahoma City, OK	5	1,658	74,489	95.1%	645	1,860	6.6%
Indianapolis, IN	4	916	88,731	94.1%	951	1,583	5.6%
Dallas, TX	3	734	85,951	96.2%	1,161	1,583	5.6%
Charleston, SC	2	518	79,269	94.2%	1,302	1,141	4.1%
Little Rock, AR (a)	2	462	54,860	96.1%	975	842	3.0%
Orlando, FL	1	297	47,807	96.6%	1,422	821	2.9%
Greenville, SC (b)	1	346	48,320	95.1%	1,079	705	2.5%
Chicago, IL (b)	1	370	29,619	91.6%	1,020	702	2.5%
Austin, TX	1	300	35,755	96.0%	1,279	666	2.4%
Myrtle Beach, SC	2	340	30,681	98.8%	944	612	2.2%
Charlotte, NC	1	208	41,921	97.1%	1,432	606	2.2%
Wilmington, NC	1	288	30,579	92.7%	851	558	2.0%
Asheville, NC	1	252	28,393	98.0%	1,080	529	1.9%
Tampa-St. Petersburg, FL	1	216	29,959	92.1%	1,228	470	1.7%
St. Louis, MO	1	152	33,150	98.0%	1,399	449	1.6%
Chattanooga, TN	2	295	26,451	95.6%	957	435	1.6%
Jackson, MS (b)	1	170	21,404	96.5%	1,124	393	1.4%
Huntsville, AL	1	178	16,272	98.9%	872	311	1.1%
Baton Rouge, LA	1	264	28,504	79.2%	889	268	1.0%
Total/Weighted Average	56	15,280	$1,650,793	93.8%	$1,009	$28,031	100.0%

(a)	Market includes two properties which have been classified as held for sale as of June 30, 2018.
(b)	Market includes one property which has been classified as held for sale as of June 30, 2018.

DEBT SUMMARY AS OF JUNE 30, 2018

Dollars in thousands

	Amount	Rate	Type (c)	Weighted Average Maturity (in years)
Debt:
Credit facility (a)	$199,005	3.6%	Floating	3.1
Term loan (b)	$100,000	3.8%	Floating	6.4
Mortgages	618,569	3.8%	Fixed	5.4
Unamortized deferred financing costs	(5,802)
Total Debt	911,772	3.7%		5.0
Market Equity Capitalization, at period end	906,696
Total Capitalization	$1,818,468
(a)

Credit facility total capacity is $300,000, of which $199,005 was drawn as of June 30, 2018, comprised of a $50,000 term loan and a revolving commitment of up to $250,000. The maturity date on the term loan is May 1, 2022, and the maturity date on borrowings outstanding under the revolving commitment is May 1, 2021.

(b)	The maturity date on the term loan is November 20, 2024.

(c)

As of June 30, 2018, IRT maintained a float-to-fixed interest swap with a $150,000 notional amount. This swap, which expires on June 17, 2021 and has a fixed rate of 1.1325%, has converted $150,000 of our floating rate debt to fixed rate debt. We also maintain an interest rate collar with a $100,000 notional amount. The collar, which expires on November 20, 2024 has a floor of 1.25% and a cap of 2.00%. It has converted $100,000 of our floating rate debt to fixed rate debt when LIBOR is above the cap rate or below the floor rate.

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q2 2018 NOI	% of Total
Unencumbered assets	6,877	45.0%	$692,742	40.6%	$11,319	40.4%
Encumbered assets	8,403	55.0%	1,013,723	59.4%	16,712	59.6%
	15,280	100.0%	$1,706,465	100.0%	$28,031	100.0%

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before acquisition and integration expenses and certain other non-operating gains or losses related to items such as asset sales, debt extinguishments, acquisition related debt extinguishment expenses, gains on the TSRE merger, and management internalization expenses.  EBITDA and Adjusted EBITDA are each non-GAAP financial measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because each eliminates interest, income taxes, depreciation and amortization, acquisition and integration expenses and other non-operating gains and losses, and thereby permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total debt	$911,772	$903,286	$778,442	$731,625	$764,521
Less: cash and cash equivalents	(10,896)	(10,399)	(9,985)	(10,128)	(6,271)
Total net debt	$900,876	$892,887	$768,457	$721,497	$758,250

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total assets	$1,583,117	$1,577,879	$1,450,624	$1,405,212	$1,317,177
Plus: accumulated depreciation (a)	104,496	94,001	84,097	76,664	68,433
Plus: accumulated amortization	18,852	17,809	16,517	15,670	15,254
Total gross assets	$1,706,465	$1,689,689	$1,551,238	$1,497,546	$1,400,864
(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale.